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                                                                  EXHIBIT 10.40

BUSINESS LENDING
CONFIRMATION LETTER

May 08, 2003



SIMULATIONS PLUS, INC.
1220 W Avenue J
Lancaster, CA 93534

RE: $500,000.00 PrimeLine

WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") agrees to make available to SIMULATIONS PLUS, INC. ("Borrower") a PrimeLine (the "Credit"). The Credit shall bear interest and be repayable in accordance with the terms and conditions of the Agreement. The Agreement consists of (1) this Confirmation Letter (this "Letter"), (2) the Business Lending Disclosure dated July 01, 2002 (the "Disclosure") and (3) any Related Documents. All terms and conditions of the Disclosure and Related Documents are incorporated herein by reference for all purposes. All capitalized terms not defined in this Letter are defined in the Disclosure.

PROMISE TO PAY. Borrower promises to pay to Bank, or order, the principal amount of $500,000.00, or so much as may be advanced and outstanding from time to time, together with interest on the outstanding principal balance. Borrower will pay Bank at Bank's address shown in this letter or at such other place as Bank may designate in writing.

AVAILABILITY PERIOD. The Availability Period ends on May 10, 2004. During the Availability Period Borrower may borrow, repay, and borrow again from time to time under this revolving line of credit up to the Credit Limit.

FLOATING INTEREST RATE. Interest shall accrue on the unpaid outstanding principal balance of the Credit at a floating rate per annurn equal to the sum of Wells Fargo Prime Rate (the "Index") and a margin of 1.500%. The Wells Fargo Prime Rate is the Prime Rate set by Wells Fargo Bank, National Association from time to time which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the Index shall become effective on the date of each change in the Prime Rate. The interest rate will change as and when the Index changes. The Index currently is 4.250% per annum.

INTEREST ACCRUAL BASIS. Interest shall be computed on a 365/360 simple interest basis; that is, by multiplying the annual interest rate, times the outstanding principal balance, times the actual number of days the principal is outstanding and dividing by a year of 360 days.

REPAYMENT. Interest as it accrues shall be due and payable Monthly, commencing on June 10, 2003 and continuing on the same date of each month thereafter until maturity. The Credit shall mature on May 10, 2004, at which time all unpaid principal, accrued interest, and any other unpaid amounts shall be due and payable in full. Unless otherwise agreed, all sums received from Borrower may be applied to interest, fees, principal, or any other amounts due to Bank in any order at Bank's sole discretion.

PAYMENT AND RATE ADJUSTMENTS. If Bank fails for any reason to timely or properly adjust the interest rate or payment amount, Bank may retroactively correct the interest rate and reamortize and adjust the payment amount at any subsequent time as may be appropriate to restore the intended amortization schedule. Borrower will promptly notify Bank of any such oversight upon discovery of same. In no event shall Bank's failure to properly reamortize or adjust payments result in a forgiveness of any portion of the indebtedness.

PAYMENT DUE DATE DEFERRAL. Payment statements will be sent on a date (the "billing date") which is prior to each payment due date. If this Credit is booked after the billing date for the first scheduled payment, Bank may defer each

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scheduled payment date and the maturity date by one month.

AUTOMATIC DEBIT OF PAYMENTS. Borrower agrees to maintain Wells Fargo Bank, National Association deposit account number 0784259301 from which Bank is authorized to debit loan payments, fees and such other sums as may be payable under the Agreement as they become due with respect to this Credit, and shall keep such deposit account in good standing at all times. If for any reason, Borrower fails to maintain its primary deposit account with Bank or any affiliate of Bank (defined as the deposit account into which substantially all of Borrower's receipts from its operations are deposited and from which substantially all of Borrower's disbursements for its operations are made), or if Bank is not able to collect all payments on this Credit by charging Borrower's primary deposit account, whether because Borrower cancels the authorization of Bank to do so, or Borrower fails to maintain sufficient sums in said deposit account, or the account is closed, or for any other reason, then Bank may increase the pre-maturity interest rate applicable to this Credit immediately and without notice up to one percent (1%). This authorization shall remain in full force and effect until written revocation from the Borrower and/or the account holder has been received and processed by Bank at the following office address: Business Lending, 177 Park Center Plaza MAC# A0514-011, San Jose, CA 95113. Borrower agrees that such a revocation without Bank's consent shall constitute an event of default.

DISBURSEMENT INFORMATION. The proceeds of the Credit shall be disbursed as follows (estimated):

       $1.00       Wells Fargo Bank         Loan Payoff         XXXXXXXXXXXXXXXX

COLLATERAL. Subject to the terms and conditions of the Disclosure, as security for the obligations set forth in Section 2.1 of the Disclosure, SIMULATIONS PLUS, INC., as Grantor, pledges and grants to Bank a first priority security interest in the following personal property, whether existing or hereafter arising, now owned or hereafter acquired, and wherever located, and all Proceeds of the foregoing (including insurance):

          All the Grantor's Personal Property

          The property described in Exhibits (if any) attached hereto and made a part hereof.

FEES. Borrower will pay at closing fees as follows:

UCC Filing Fee            $50.00          From Account            XXXXXXXXXX


Commitment Fee           $2,500.00        From Account            XXXXXXXXXX


LATE CHARGES. For each payment of principal, interest, and/or fees which has not been paid in full within fifteen days after its date due, Borrower will pay to Bank a late charge of $15.00 or five percent (5%) of the amount due, whichever is greater. Borrower acknowledges and agrees that the amount of this late fee is reasonable with respect to this Credit, taking into account Bank's expectation of timely receipt of payments with regard to the favorable pricing of this Credit, and the operational, administrative and regulatory burdens flowing from late payments and delinquencies. To the extent this late fee or any other fee or charge set forth in this Agreement may be prohibited or exceed any limit provided by any present or future applicable law, such fee or charge shall be reduced to the maximum amount allowed.

TRADE FINANCE SUBFEATURE. At Bank's sole discretion, Bank may make available to Borrower a Letter of Credit Subfeature and/or a Foreign Exchange Subfeature in an amount not to exceed in the aggregate the lesser of $500,000.00 or the available principal amount of the Credit. Such subfeature(s) shall be subject to the terms of the Disclosure and all additional agreements pertaining to such services. A Letter of Credit Subfeature simplifies the issuance of commercial and/or standby letters of credit; however, this is not a commitment to issue letters of credit. The issuance of any letter of credit is subject to the Bank's discretion, the execution of additional letter of credit agreements, and other conditions.

PREPAYMENT TERMS. Borrower may prepay principal of the Credit at any time, in any amount, without penalty.


OTHER INDEBTEDNESS. Borrower will not obtain a working capital line of credit from another Bank without the prior written consent of Bank.

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ADDITIONAL PROVISIONS. This document may be signed in any number of separate copies, each of which shall be effective as an original, but all of which taken together shall constitute a single document. An electronic transmission or other facsimile of this Letter or any signed document shall be deemed an original and shall be admissible as evidence of the document and the signer's execution. The Agreement shall be governed by the laws of the state of California and applicable Federal Law except to the extent any related document is governed by the law of another state due to the location of the collateral.

PURPOSE. The proceeds of the Credit shall be used primarily for business or commercial purposes.

RELATED DOCUMENTS. The Credit also is conditioned upon execution and delivery of this Confirmation Letter and the following Related Documents:

                  *Authorization to Payoff and Close

At the time the Agreement is signed and delivered to Bank, the persons signing below, including without limitation the Borrower(s), any Grantor(s) and any Guarantor(s), acknowledge receipt of the Agreement, including the Disclosure and Related Documents, and accept all terms and conditions contained in them. Unless a fully signed copy of this Letter and all Related Documents is received by Bank within 30 days, this offer to extend credit will expire. This offer is not transferable or assignable, and may be withdrawn or modified at any time prior to Bank's receipt of the above fully signed documents.

FINAL AGREEMENT. The persons and entities signing below ("Party", or collectively, the "Parties") acknowledge and agree that each Party's execution of this Agreement constitutes acknowledgment that such Party (i) agrees that there are no oral agreements relating to this Credit (this "Loan"), (ii) agrees that agreements will be binding upon Lender only if in writing and signed by Lender, and (iii) acknowledges receipt of the following Notice, and to the fullest extent allowed by law, agrees to be bound by the terms of this Agreement and this Notice:

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.

Please sign and return this original letter to:

WELLS FARGO BANK, NATIONAL ASSOCIATION, Business Lending, 177 Park Center Plaza MAC# A0514-011, San Jose, CA 95113

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If you have any questions, please contact me at (661) 861-4760. For future reference, please send all correspondence to the Bank to the following address:
Business Lending, 177 Park Center Plaza MAC# A0514-011, San Jose, CA 95113.

WELLS FARGO BANK, NATIONAL ASSOCIATION



BY:     /S/ PHYLLIS E. MAPLES
   --------------------------------
Name: PHYLVIS E MAPLES
Title: Vice-President

Dated: May 08, 2003

BORROWER ACKNOWLEDGMENT AND ACCEPTANCE:

By signing below, Borrower acknowledges receipt of the Agreement, including the Disclosure and Related Documents, and agrees to the terms and provisions contained in them, including without limitation the prepayment penalty described in the Prepayment section of this Letter, if any.

SIMULATIONS PLUS, INC.


BY:     /S/ MOMOKO BERAN                          BY:    /S/ WALTER S. WOLTOSZ
   -----------------------                           ---------------------------
NAME: Momoko Beran                                NAME: Walter S. Woltosz
TITLE: CFO                                        TITLE: President / CEO
ADDRESS: 1220 W Avenue J, Lancaster, CA 93534




GRANTOR ACKNOWLEDGMENT AND ACCEPTANCE:

By signing below, Grantor acknowledges receipt of a copy of the Disclosure and agrees to the terms and provisions of this Letter and Chapter 2 of the Disclosure.

Grantor represents and warrants: (a) All Collateral consisting of tangible personal property (except goods in transit) is located or domiciled at the following address(es): 1220 W Avenue J, Lancaster, CA 93534 (b) SIMULATIONS PLUS, INC. is Incorporated/ Formed/ Registered in the state of CA and located at 1220 W Avenue J, Lancaster, CA 93534.

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